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                                                                    Exhibit 21.1


                         Subsidiaries of Mediacom LLC
                         ----------------------------

                                     State of Incorporation                Names under which
        Subsidiary                       Or Organization                 subsidiary does business
        ----------                   ----------------------              ------------------------
Mediacom Arizona LLC                      Delaware                       Mediacom Arizona Cable Network LLC
Mediacom California LLC                   Delaware                       Mediacom California LLC
Mediacom Capital Corporation              New York                       Mediacom Capital Corporation
Mediacom Delaware LLC                     Delaware                       Mediacom Delaware LLC
                                                                         Maryland Mediacom Delaware LLC
Mediacom Illinois LLC                     Delaware
Mediacom Indiana LLC                      Delaware
Mediacom Iowa LLC                         Delaware
Mediacom Minnesota LLC                    Delaware
Mediacom Southeast LLC                    Delaware                       Mediacom Southeast LLC
Mediacom Wisconsin LLC                    Delaware